Schedule – TA Agreement – CFVST II

SCHEDULE A

As of May 1, 2017

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Balanced Fund

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Disciplined Core Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Global Bond Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Intermediate Bond Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Large Cap Index Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Managed Volatility Moderate Growth Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Mid Cap Value Fund

Columbia Variable Portfolio – Select International Equity Fund

Columbia Variable Portfolio – Select Large-Cap Value Fund

Columbia Variable Portfolio – Select Smaller-Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – U.S. Equities Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – American Century Diversified Bond Fund

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund

Variable Portfolio – CenterSquare Real Estate Fund

Variable Portfolio – Columbia Wanger International Equities Fund

Variable Portfolio – Conservative Portfolio

Variable Portfolio – DFA International Value Fund

Variable Portfolio – Eaton Vance Floating-Rate Income Fund

Variable Portfolio – Jennison Mid Cap Growth Fund

Variable Portfolio – Loomis Sayles Growth Fund

Variable Portfolio – Los Angeles Capital Large Cap Growth Fund

Variable Portfolio – MFS® Blended Research® Core Equity Fund

Variable Portfolio – MFS® Value Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Morgan Stanley Advantage Fund

Variable Portfolio – Oppenheimer International Growth Fund

Variable Portfolio – Partners Core Bond Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

Variable Portfolio – Pyramis International Equity Fund

Variable Portfolio – T.Rowe Price Large Cap Value Fund

Variable Portfolio – TCW Core Plus Fund

Variable Portfolio – Victory Sycamore Established Value Fund

Variable Portfolio – Wells Fargo Short Duration Government Fund

Transfer and Dividend Disbursing Agent Agreement

SCHEDULE B

Payments under the Agreement to CMISC shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred.

Transfer agency fees for each of Class 1, Class 2 and Class 3 shares shall be calculated at the annual rate of 0.06% of the net assets attributable to such class.

Transfer agency fees for Class 2 for Columbia VP – Managed Volatility Moderate Growth Fund, and for Class 2 and Class 4 for Variable Portfolio – Aggressive Portfolio, Variable Portfolio – Conservative Portfolio, Variable Portfolio –Moderate Portfolio, Variable Portfolio –Moderately Aggressive Portfolio and Variable Portfolio –Moderately Conservative Portfolio shall be calculated as follows:

0.00% - on assets invested in underlying funds that pay a transfer agency fee to CMISC; and

0.06% - on assets invested in securities (other than underlying mutual funds that pay a transfer agency fee to CMISC), including other funds that do not pay a transfer agency fee to CMISC, exchange-traded funds, derivatives and individual securities.

There is no Transfer agency services fee for Columbia VP – Core Equity Fund.

In addition, CMISC shall be entitled to retain as additional compensation for its services all CMISC revenues for fees for wire, telephone, and redemption orders, account transcripts due CMISC from shareholders of the Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Funds’ independent accountants.

Except as expressly provided in the Agreement, CMISC shall not be entitled to reimbursement for out-of-pocket expenses. The Funds will promptly reimburse CMISC for any other unscheduled expenses incurred by CMISC whenever the Funds and CMISC mutually agree that such expenses are not otherwise properly borne by CMISC as part of its duties under the Agreement.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of April 25, 2017.

COLUMBIA FUNDS VARIABLE SERIES TRUST II
on behalf of its respective series listed on Schedule A

By:	/s/ Christopher O. Petersen
Name: Christopher O. Petersen Title: President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Lyn Kephart-Strong
Name: Lyn Kephart-Strong Title: President